UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

SERACARE LIFE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0056054
(State of Incorporation)	(I.R.S. Employer Identification No.)

37 Birch Street
Milford, MA	01757
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates (if applicable): N/A
     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     For a description of the common stock, par value $0.001 per share, of SeraCare Life Sciences, Inc. (the “REGISTRANT”) to be registered hereunder (the “SECURITIES”), reference is made to the information set forth under the caption “Description of Capital Stock “ in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on June 19, 2008 with the Securities and Exchange Commission (File No. 333-151773), as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.
Item 2. Exhibits

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith

3.1	Certificate of Incorporation	8-A	5/17/07	3.1

3.2	Amended and Restated Bylaws	8-A	5/17/07	3.2

4.1	Form of Common Stock Certificate	8-A	5/17/07	4.1

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 20, 2008	SeraCare Life Sciences, Inc.
	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith

3.1	Certificate of Incorporation	8-A	5/17/07	3.1

3.2	Amended and Restated Bylaws	8-A	5/17/07	3.2

4.1	Form of Common Stock Certificate	8-A	5/17/07	4.1